Entity # E0604832006-9
Document Number: 20060522437-71
Date Filed: 8/15/2006 11:05:23 AM
In the office of
Dean Heller
Secretary of State

Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CELLDONATE INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada (Name) 6100 Neil Road, Suite 500 (Street Address), Reno (City), NEVADA, 89511 (Zip Code) Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par value: $ .001 Number of shares without par value: 400,000
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. David Strebinger (Name) 722 Channelview Dr. (Street Address), Bowen Island (City), BC (State), V0N 1G0 (Zip Code) 2. Ray Bell (Name) 135 Mt. Shasta Land (Street Address), Alpharetta (City), GA (State), 30022 (Zip Code) 3. Michael Palethorpe (Name) 2154 E. Williams Dr. (Street Address), Phoenix (City), Arizona (State), 85024 (Zip Code)
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Mobile Application Development - Telecommunications Technology
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	David Strebinger (Name) [Signature] 722 Channelview Dr. (Address), Bowen Island (City), BC (State), V0N 1G0 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [Signature] Authorized Signature of R.A. or On Behalf of R.A. Company — Date 8/14/06 Kathleen C. Garlepy, Assistant Secretary/sam

This form must be accompanied by appropriate fees. See attached fee schedule.

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